                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
    (section mark)240.14a-12
                        Advantica Restaurant Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------
  2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------
   5) Total fee paid:
    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
    ____________________________________________________________________________
2) Form, Schedule or Registration Statement No.:
    ____________________________________________________________________________
3) Filing Party:
    ____________________________________________________________________________
4) Date Filed:
    ____________________________________________________________________________

                                  (ADVANTICA
                                        restaurant group logo)

                              203 East Main Street
                       Spartanburg, South Carolina 29319
                                                      April 30, 1998
            Dear Stockholder:
                 You are cordially invited to attend the Annual
            Meeting of Stockholders to be held at 9:00 a.m. on Thursday, June 18, 1998, at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022. We look forward to greeting personally those stockholders who are able to attend. In order to be admitted to the meeting, you must present the enclosed card.
                 The accompanying formal Notice of Meeting and Proxy
            Statement describe the matters on which action will be taken at the meeting.
                 Whether or not you plan to attend the meeting on
            June 18, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

                               On Behalf of the Board of Directors,
                               Sincerely,

                               /s/ James B. Adamson
                               JAMES B. ADAMSON
                               CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                               PRESIDENT

                         VOTING YOUR PROXY IS IMPORTANT
                        PLEASE SIGN AND DATE YOUR PROXY
                         AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE


                                  (ADVANTICA
                                        restaurant group logo)

                    ---------------------------------------
                               NOTICE OF MEETING

                    ---------------------------------------

                                                            Spartanburg, SC
                                                             April 30, 1998

          The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on Thursday, June 18, 1998, at 9:00 a.m., for the following purposes as described in the accompanying Proxy Statement:
          1. To elect ten (10) directors.
          2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 1998.
          3. To consider and vote upon a proposal to approve the 1998 incentive program for the Company's employees.
          4. To consider and vote upon a proposal to approve the Advantica Restaurant Group Officer Stock Option Plan.
          5. To consider and vote upon a proposal to approve the Advantica Restaurant Group Director Stock Option Plan.
          6. To transact such other business as may properly come before the meeting.
          Only holders of record of Advantica's common stock at the close of business on April 20, 1998 will be entitled to vote at such meeting.
          Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      /s/ Rhonda J. Parish
                                      ----------------------
                                      RHONDA J. PARISH
                                      EXECUTIVE VICE PRESIDENT, GENERAL
                                      COUNSEL AND SECRETARY

     IMPORTANT NOTE: To vote shares of common stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                                  (ADVANTICA
                                        restaurant group logo)


                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------
                                                                  April 30, 1998
                                    GENERAL
INTRODUCTION
     The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held on Thursday, June 18, 1998, at 9:00 a.m., at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022 (the "Annual Meeting"), for the purposes set forth in the accompanying notice. Only holders of record of common stock of Advantica, par value $.01 per share (the "Common Stock"), at the close of business on April 20, 1998 (the "Record Date") will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about May 5, 1998. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where specifications are made by means of the ballot provided in the proxies regarding any matter presented to the Annual Meeting, such proxies will be voted in accordance with such specifications. If no specifications are made, proxies will be voted (i) in favor of Advantica's ten (10) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 1998, (iii) in favor of the proposal to approve the 1998 incentive program for the Company's employees, (iv) in favor of a proposal to approve the Advantica Restaurant Group Officer Stock Option Plan and (v) in favor of a proposal to approve the Advantica Restaurant Group Director Stock Option Plan.
     The Company's principal executive offices are located at 203 East Main Street, Spartanburg, South Carolina 29319. However, proxies should not be sent to that address, but to Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004, Attention: Gail Konsker.
     This Proxy Statement is furnished by Advantica to stockholders of Advantica in connection with the upcoming Annual Meeting.
OWNERSHIP OF CAPITAL SECURITIES
     The following table sets forth, as of April 20, 1998, except as otherwise noted, the beneficial ownership of Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares, by each director and nominee to the Board of Directors of Advantica, by each executive officer (or former executive officer) of the Company included in the Summary Compensation Table in "Executive Compensation" below, and by all directors and executive officers of Advantica as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
                                       1

                                                                                   AMOUNT AND                PERCENTAGE
                                                                                   NATURE OF                   OF
                                                                                   BENEFICIAL                COMMON
                               BENEFICIAL OWNER                                    OWNERSHIP                 STOCK
-------------------------------------------------------------------------------  --------------              ------
Loomis Sayles & Company, L.P.
  (and related entities)
  One Financial Center
  Boston, MA 02111.............................................................     9,301,820   (1)          23.25  %
Moore Capital Management, Inc.
  (and related entities)
  1251 Avenue of the Americas
  New York, New York 10020.....................................................     3,859,077   (2)          7.91   %
James B. Adamson...............................................................       200,000                   *
Robert H. Allen................................................................           451                   *
Ronald E. Blaylock.............................................................           251                   *
Vera King Farris...............................................................           251                   *
James J. Gaffney...............................................................           251                   *
Irwin N. Gold..................................................................           251                   *
Robert E. Marks................................................................           251                   *
Charles F. Moran...............................................................           251                   *
Elizabeth A. Sanders...........................................................           251                   *
Donald R. Shepherd.............................................................           251                   *
Craig S. Bushey................................................................            --                  --
C. Robert Campbell.............................................................            --                  --
Edna K. Morris.................................................................            --                  --
John A. Romandetti.............................................................            --                  --
All current directors and executive officers as a group (19 persons)...........       202,459                   *

---------------
 * less than one (1) percent.
(1) Shares which may be beneficially owned by Loomis Sayles & Company, L.P. ("Loomis") and certain related entities are as reported to the Company by Loomis as of April 1, 1998. According to the latest Schedule 13D filing by Loomis, Loomis is an investment adviser to certain managed accounts (the "Loomis Managed Accounts"), each of which is entitled to the pecuniary interest (including, without limitation, the sole right to receive dividends, proceeds and profits from sale) in the shares allocated to such Loomis Managed Account. According to such Schedule 13D, as investment adviser to the Loomis Managed Accounts, Loomis retains the right to dispose of, and either retains or shares with the Loomis Managed Accounts the right to vote, such shares. According to such Schedule 13D, no Loomis Managed Account holds more than 5% of the outstanding shares of the Common Stock.
(2) Shares shown as owned by Moore Capital Management, Inc. ("Moore Capital") and related entities are as reported on the latest 13D filing by Moore Capital.
     Advantica currently has authorized capital of (i) 100,000,000 shares of Common Stock, of which 40,002,259 shares are issued and outstanding as of April 20, 1998, and (ii) 25,000,000 shares of preferred stock, none of which are currently issued and outstanding.
     In early 1997, the Company's management concluded, in light of operating trends experienced by the Company since 1989 (and continuing into 1997) and the Company's liquidity and capital needs, that the reorganizational alternative best designed to recapitalize the Company's enterprise over the long-term and maximize the recovery of all stakeholders was through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Consequently, on June 5, 1997, Flagstar Companies, Inc. ("FCI") and Flagstar Corporation ("Flagstar"), predecessor corporations of Advantica, commenced a solicitation of votes on a prepackaged plan by holders of impaired claims and impaired equity interests entitled to vote thereon. This prepackaged plan was accepted by all but one class that voted, and a voluntary Chapter 11 Case (the "Chapter 11 Case") was commenced by FCI and Flagstar on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the "Bankruptcy Court"). A joint plan of reorganization, as amended, (the "Plan of Reorganization"), was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the "Effective Date"). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, the surviving corporation, FCI changed its name to Advantica Restaurant Group, Inc., FCI's $.50 par value common stock (the "Old Common Stock")
                                       2
was cancelled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debt of Flagstar.
NUMBER OF SHARES OUTSTANDING AND VOTING
     As of the close of business on April 20, 1998, there were issued and outstanding and entitled to be voted at the Annual Meeting 40,002,259 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share for an aggregate total of 40,002,259 votes. A quorum being present, directors will be elected by a majority vote, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the outstanding shares of Common Stock is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any director-nominee or for any proposal.
REVOCATION OF PROXY
     Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Advantica, either at the Annual Meeting or prior to the meeting date at the Company's offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.
EXPENSES OF SOLICITATION
     The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.
1999 STOCKHOLDER PROPOSALS
     In order for stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Spartanburg, South Carolina no later than December 31, 1998.
                             ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS OF ADVANTICA
     It is intended that proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom currently serves as a director of Advantica and has consented to serve if elected: James B. Adamson, Robert H. Allen, Ronald E. Blaylock, Vera King Farris, James J. Gaffney, Irwin N. Gold, Robert E. Marks, Charles F. Moran, Elizabeth A. Sanders and Donald R. Shepherd, each to serve until the 1999 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Advantica's Bylaws and Restated Certificate of Incorporation, each as amended. See also "Executive
Compensation -- Employment Agreements" regarding the election of Mr. Adamson to the Board. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Advantica's Bylaws and Restated Certificate of Incorporation. Additionally, a holder of Common Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.

     On the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the board of Advantica. This new slate of directors included Messrs. Allen, Blaylock, Gaffney, Gold, Marks, Moran and Shepherd. Additionally, the new slate of directors included Mr. Adamson and Mss. Farris and Sanders who had served on the boards of FCI and Flagstar. Also, each current executive officer served the Company as an executive officer during the Chapter 11 Case.

     The name, age, present principal occupation or employment, and the material occupations, positions, offices or employments for the past five years, of each Advantica director are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

                                   CURRENT PRINCIPAL OCCUPATION OR
NAME                         AGE   EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
--------------------------   ---   -------------------------------------------------------------------------------------------
James B. Adamson             50    Chairman of Advantica; Chief Executive Officer and President of Advantica (1995-present);
                                   Chief Executive Officer of Burger King Corporation (1993-1995); Chief Operating Officer of
                                   Burger King Corporation (1991-1993); President of Burger King U.S.A. Retail Division
                                   (1991); Executive Vice President, Marketing of Revco, Inc. (1988-1991). Director of Kmart
                                   Corporation and Oxford Health Plans, Inc.
Robert H. Allen              74    Director of Advantica; Marketing Consultant, R. H. Allen Associates, Westport, Connecticut
                                   (1988 to present); Vice President and Product Group Manager of ITT Corporation (1965 to
                                   1987).
Ronald E. Blaylock           38    Director of Advantica; President and Chief Executive Officer of Blaylock and Partners,
                                   L.P., New York, New York (1993 to present); Director of Fine Host Corporation.
Vera King Farris             57    Director of Advantica; President of The Richard Stockton College of New Jersey (1983 to
                                   present); Director of National Utilities Investors, Inc.
James J. Gaffney             57    Director of Advantica; Chairman, Maine Investments Limited, a diversified holding company involved in mining, retail, manufacturing and distribution (1997 to present); President and
                                   Chief Executive Officer, General Aquatics, Inc., (1995 to 1997); President and Chief
                                   Executive Officer of KDI Corporation (1993 to 1995), President, Chief Executive Officer of
                                   International Tropio-Cal, Inc. (1991 to 1992); Director of C.R. Anthony Company, Insilco
                                   Corporation and Koll Real Estate Group Inc.
Irwin N. Gold                41    Director of Advantica; Senior Managing Director and Director of Houlihan, Lokey, Howard and
                                   Zukin, Inc., a speciality investment banking firm (1993 to present); Director of Cole
                                   National Corporation and The Bibb Company.
Robert E. Marks              46    Director of Advantica; President of Marks Ventures, Inc., New York, New York, a private equity investment firm (1994 to present); Managing Director of Carl Marks & Co., Inc. (1982 to 1994); Director of Robert Fleming Capital Mutual Fund Group, Inc.
Charles F. Moran             68    Director of Advantica; Retired; Senior Vice President of Administration of Sears, Roebuck
                                   and Co. (1989 to 1993); Senior Vice President and Chief Information Officer of Sears,
                                   Roebuck and Co. (1988 to 1989); Director of Donnelley Enterprise Solutions, Inc., SPS
                                   Transaction Services, Inc. and Thermadyne Holdings Corporation.
Elizabeth A. Sanders         52    Director of Advantica; Management consultant, The Sanders Partnership, Sutter Creek,
                                   California (1990 to Present); Vice President and General Manager of Nordstrom, Inc.
                                   (1981-1990); Director of H.F. Ahmanson & Company, Wal-Mart Stores, Inc., Wellpoint Health
                                   Networks Inc. and Wolverine Worldwide, Inc.
Donald R. Shepherd           61    Director of Advantica; Retired; Chairman of Loomis, Sayles & Company, L.P., Boston,
                                   Massachusetts, an investment management firm (1992 to 1995); Chief Executive Officer and
                                   Chief Investment Officer of Loomis, Sayles & Company, L.P. (1990 to 1995).

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS
     There are three standing committees of the Board of Directors of Advantica, the Audit Committee, the Compensation and Incentives Committee (formerly known in 1997 and earlier years as the Compensation and Benefits Committee) and the Public Affairs Committee. The Audit Committee currently consists of Messrs. Marks, Allen, Gaffney, Gold and Moran, with Mr. Marks serving as Chairman. The Compensation and Incentives Committee is comprised of Messrs. Shepherd and Blaylock and Mss. Farris and Sanders, with Mr. Shepherd serving as Chairman. The Public Affairs Committee is comprised of each member of the Board of Advantica, with Mr. Adamson serving as Chairman. Set forth below is a summary of the principal functions of each committee and the number of meetings held by each committee and the board during 1997.
                                       4

     AUDIT COMMITTEE. The Audit Committee, which held one meeting in 1997, recommends the appointment of the Company's independent auditors, reviews the planned scope of the annual audit, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.
     COMPENSATION AND INCENTIVES COMMITTEE. The Compensation and Incentives Committee (the "Committee"), approves and administers certain compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, determines the compensation of other key personnel of the Company and reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's stock option plans and such other similar plans as may from time to time be adopted by the Company, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In 1997, the Committee performed all its action by unanimous written consent and thus held no meetings.
     PUBLIC AFFAIRS COMMITTEE. The Public Affairs Committee, which held no formal meetings in 1997, considers and reviews the policies and practices established by the Company from time to time to address issues of social and public concern, reviews significant legislative and other social trends and developments of importance to the Company and its employees, customers and vendors, monitors and reports to the Board of Directors concerning the Company's compliance with and progress toward the goals of its Fair Share Agreement with the NAACP, and performs such other functions and exercises such other powers as the Board from time to time may determine.
     The Company currently has no standing nominating committee.
     During 1997, there were nine meetings of the Board of Directors of each of FCI and Flagstar, predecessors of Advantica. During 1997, each director of Advantica who served as a director of FCI and Flagstar during 1997 attended at least 75% of the meetings of the Board of Directors of FCI and Flagstar (and, as applicable, committees thereof).
                    SELECTION OF INDEPENDENT PUBLIC AUDITORS
     The Board of Directors has selected the firm of Deloitte & Touche LLP as the principal independent public auditors of the Company for the year 1998. Deloitte & Touche LLP has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.
     Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
                    APPROVAL OF 1998 INCENTIVE COMPENSATION
     The Committee and the Board of Directors of Advantica have approved certain incentive compensation arrangements for 1998 for (i) Advantica's executive officers (other than the Chief Executive Officer) and certain other key employees pursuant to Advantica's 1998 Incentive Program (the "1998 Incentive Program"), and (ii) Mr. Adamson, chairman of the Board of Directors of Advantica and the Company's President and Chief Executive Officer, under the terms of his employment agreement with the Company. The Board is presenting such arrangements to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company's Chief Executive Officer and the four highest compensated officers for the taxable year (other than the Chief Executive Officer).
                                       5

     Under the 1998 Incentive Program, which has been approved by the Board and is subject to stockholder approval, plan participants will receive Target Awards of a percentage of their base salary depending on the group classification assigned to such participant. Depending on an individual participant's role and position with the Company and its various business concepts, 75% of a participant's award will be determined based on the Company and/or his or her concept attaining various Comparable Store Sales ("CSS") and "EBITDA" (i.e. earning before interest, taxes, depreciation and amortization) performance levels. A participant will be designated either a Corporate Participant or a Concept Participant. A Corporate Participant will receive 45% of his or her Target Award if Company CSS equal the "target" performance levels and an additional 30% of his or her Target Awards if the Company achieves its EBITDA target performance level. A Concept Participant will receive 45% of his or her Target Award if Concept CSS equal the "target" performance levels and an additional 30% of his or her Target Award if the participant's concept achieves its EBITDA target performance level. The remaining 25% of a plan participant's potential award represents the Advantica Chief Executive Officer Discretionary Award (the "CEODA"). The purpose of the CEODA is to allow the Chief Executive Officer to reward participants for meeting qualitative goals and/or for successful completion of assignments, projects, etc. The target performance levels are established by the Chief Executive Officer and the Committee.
     If the Company and/or Concept CSS "target" performance levels are exceeded, a participant's award may be increased, but in no event may these incremental awards attributable to additional performance exceed 50% of the total incremental dollar increase in 1998 EBITDA. For every .5% increase in CSS, participant's target awards attributable to CSS will increase by 15%. For every 1% increase in EBITDA above the target, participant's target awards attributable to EBITDA will increase by 15%.
     Participants may earn awards for results if at least 90% of the Target for either, or both, the CSS or the EBITDA components are reached. A minimum performance level of 90% of targets will provide an award of 50% of the Target Award. Performance levels between 90% and 100% of the component target will result in an incremental award between 50% and 100% of the Target Award.
     Payments of awards under the 1998 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. The Board has reserved the right to cancel, modify or amend the 1998 Incentive Program at any time, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 400 employees are participants in the 1998 Incentive Program.
     Under the terms of his employment agreement, Mr. Adamson is entitled to receive an annual bonus in the form of an incentive award in an amount up to 200% ($2,200,000) of his base salary (targeted to equal 75% of his base salary), subject to the achievement of budgeted financial and other performance targets determined by the Committee. Such award may be greater or lesser than 75% of his base salary if the Company's and/or Mr. Adamson's performance exceeds or falls short of the target levels determined by the Committee. Subject to stockholder approval, the Committee has determined that, for 1998 Mr. Adamson's incentive award shall generally track and be determined based on the Company CSS and EBITDA performance levels that have been established for all corporate participants participating in the 1998 Incentive Program. Mr. Adamson will receive 40% of his Target Award if the Company CSS target performance levels are achieved and an additional 40% of his Target award if the Company EBITDA target performance levels are achieved. The remaining twenty percent (20%) of Mr. Adamson's Target Award will be based upon successful completion of certain proposed projects.
     The benefits or amounts that will be received by or allocated to the Chief Executive Officer, to the other current officers named in the Summary Compensation Table or to other individuals or categories of employees under these incentive compensation arrangements are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 1998 Incentive Program.
                                       6

                               NEW PLAN BENEFITS
                          1998 INCENTIVE COMPENSATION

NAME AND POSITION                                                                          DOLLAR VALUE ($)    NUMBER OF UNITS
----------------------------------------------------------------------------------------   ----------------    ---------------
James B. Adamson
  Chairman, Chief Executive Officer and President of Advantica..........................      $  825,000                 --
Craig S. Bushey
  Executive Vice President of Advantica and President, Coco's/Carrows
    Division............................................................................         230,750                 --
C. Robert Campbell
  Former Executive Vice President and Chief Financial Officer of Advantica..............             -0-(1)              --
Edna K. Morris
  Executive Vice President of Advantica and President, Quincy's Division................         192,400                 --
John A. Romandetti
  Executive Vice President of Advantica and President, Denny's Division.................         260,000                 --
All current executive officers as a group...............................................       2,516,593                 --
All current non-executive officer directors as a group..................................             -0-                 --
All current non-executive officer employees as a group..................................       5,208,590                 --

---------------
(1) This amount does not reflect payments made in 1998 pursuant to the change of control benefit described further in "Executive Compensation -- Employment Agreements -- Other Employment Arrangements."
      APPROVAL OF THE ADVANTICA RESTAURANT GROUP OFFICER STOCK OPTION PLAN
     The Board of Directors of Advantica and the Committee, on January 28, 1998, adopted the Advantica Restaurant Group Officer Stock Option Plan, (the "Officer Plan"), subject to the approval of Advantica stockholders to the extent required by Section 162(m) and Section 422 of the Code, and the NASDAQ Stock Market rules. The Officer Plan is intended to provide the officers of the Company with incentives and rewards to encourage them to continue in their employment with the Company.
     Under the Officer Plan, the Committee in its absolute discretion, has the authority to grant options to purchase up to (when combined with the total number of shares authorized under the Advantica Restaurant Group Stock Option
Plan) 4,888,888 shares of the Common Stock and with respect to any individual participant up to 3,000,000 shares of Common Stock during any calendar year. Effective as of January 28, 1998, subject to stockholder approval of the Officer Plan, non-qualified options to purchase a total of approximately 2,015,000 shares of Common Stock, to become exercisable over a period of four years from the date of grant, were granted by the Committee to approximately 42 plan participants under the Officer Plan.
     The Officer Plan shall be administered by the Committee, which shall have full authority to delegate to a subcommittee any and all authority granted to the Committee with respect to the Officer Plan as may be necessary to satisfy any and all requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and/or Section 162(m) of the Code and the regulations thereunder with respect to any option granted or exercised pursuant to the terms of the Officer Plan.
     An option granted under the Officer Plan (evidenced by an agreement in a form approved by the Committee) entitles the participant to purchase shares of Common Stock at a set option exercise price determined by the Committee. Option agreements may provide for the exercise of options, in whole or in part, from time to time during the term of the option or in such installments as the Committee shall determine, subject to earlier termination upon the occurrence of certain events as provided in the Officer Plan. The Committee may, in its discretion, accelerate the date on which an option becomes exercisable. Unless designated by the Committee in its discretion as "incentive stock options" ("ISOs") intended to qualify under Section 422 of the Code, options granted pursuant to the Officer Plan are intended to be "non-qualified stock options". The exercise price and the term of all options granted pursuant to the Officer Plan is determined by the Committee at the time of grant. However, in the case of an ISO, the exercise price may not be less than the market value of the Common Stock on the date of grant of the option and the term of the option may not exceed ten years from the date of grant. In the case of an ISO granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the
                                       7

Company, the exercise price may not be less than 110% of the market value of the Common Stock on the date of grant and the term of the option may not exceed five years from the date of grant. The exercise price of shares of Common Stock purchased upon the exercise of an option may be paid: (1) in cash, (2) subject to disallowance by the Committee, by surrender of other shares of Common Stock having a fair market value on the date of exercise equal to such exercise price or partly by surrender of shares of Common Stock with the balance in cash, or
(3) subject to the disallowance by the Committee and at the election of the participant, by withholding a number of shares from the number of shares to be issued upon exercise which have a fair market value on the date of exercise equal to such exercise price.
     Upon termination of the services of a participant, all options granted to such participant that are not then exercisable shall expire and terminate. Subject to certain limitations in the case of ISOs, if such termination is by reason of death, retirement or disability, such holder's exercisable options shall remain exercisable for one year following termination. If such termination is due to voluntary termination or termination without cause, such holder's exercisable options shall generally remain exercisable for sixty days following termination. If such termination is for cause, all of such holder's options shall expire and terminate as of the date of termination of employment.
     Options granted under the Officer Plan are nontransferable and nonassignable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the optionee. Notwithstanding the foregoing, the Committee may allow non-qualified stock options to be transferred subject to the conditions and restrictions specified in the option agreement. No option may be exercised after the expiration of its term. The Company receives no proceeds upon the grant of options. Any proceeds received by the Company from the sale of Common Stock on the exercise of option shall be used for general corporate purposes. The partial exercise of an option shall not cause the termination of the remaining portion thereof.
     Upon the occurrence of certain events involving a recapitalization or reorganization of the Company, the Committee will make appropriate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof, redeem such options (whether or not then exercisable), or make other appropriate adjustments, in its discretion, to prevent dilution or enlargement of rights. The Board of Directors of Advantica may at any time suspend, discontinue or terminate the Officer Plan or revise or amend it in any respect (subject to any shareholder approval requirements).
     Set forth below is information with respect to options granted in 1998, subject to stockholder approval of the Officer Plan, to the officers named in the Summary Compensation Table and other specified groups under the Officer Plan.
                               NEW PLAN BENEFITS
              ADVANTICA RESTAURANT GROUP OFFICER STOCK OPTION PLAN

NAME AND POSITION                                                                        DOLLAR VALUE ($)(1)    NUMBER OF UNITS
--------------------------------------------------------------------------------------   -------------------    ---------------
James B. Adamson
  Chairman, Chief Executive Officer and President of Advantica........................               --               500,000
Craig S. Bushey
  Executive Vice President of Advantica and President, Coco's/Carrows
    Division..........................................................................               --               100,000
C. Robert Campbell
  Former Executive Vice President and Chief Financial Officer of Advantica............               --                    --
Edna K. Morris
  Executive Vice President of Advantica and President, Quincy's Division..............               --               100,000
John A. Romandetti
  Executive Vice President of Advantica and President, Denny's Division...............               --               100,000
All current executive officers as a group.............................................               --             1,500,000
All current non-executive officer directors as a group................................               --                   -0-
All current non-executive officer employees as a group................................               --               399,000

---------------
(1) All options granted under the Officer Plan in 1998 have an exercise price of $10.00 per share and have a ten-year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of April 20, 1998 the Common Stock had a closing price of $9.00 per share.
FEDERAL INCOME TAX CONSEQUENCES
     No federal taxable income is recognized by an Officer Plan participant upon the grant of a non-qualified stock option. Holders of such options will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option exercise price. Additionally, any appreciation in the value of the purchased shares after the date of exercise will be taxed as capital gains when such stock is ultimately sold. The Company is entitled to a compensation expense deduction at the time when such option is exercised equal in amount to the ordinary income recognized by the optionee.
     If the option exercise price under any non-qualified stock option is paid for by surrendering shares of Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above (any shares acquired under the option in excess of the number of shares surrendered being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and their current fair market value. For federal income tax purposes, newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any additional newly acquired shares will have a basis equal to their fair market value at exercise and their holding period will begin at the date of exercise as described above.
     Regarding an ISO that is issued under the Officer Plan, the optionee will generally not recognize any taxable income at the time of grant or at the time the option is exercised provided the option is exercised while the optionee is an employee or within three months thereafter, but the holder must treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the Common Stock acquired as a result of the exercise is held for a period of one year after the ISO is exercised and a period of two years after the ISO is granted, the disposition of such Common Stock will ordinarily result in capital gains or losses to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the Common Stock and the exercise price. Should the optionee sell the Common Stock acquired as a result of the ISO exercise prior to the expiration of the one and two year holding periods described above, a portion of any gain resulting from such sale will be taxed as ordinary income. The portion so taxed is equal to the excess of the value of the shares when the ISO is exercised over the option exercise price, or if less, the entire gain. Any additional gain upon sale of the stock will be taxed as a capital gain. The Company will be entitled to deduct as compensation expense only the amount of appreciation treated as ordinary income by the optionee.
     APPROVAL OF THE ADVANTICA RESTAURANT GROUP DIRECTOR STOCK OPTION PLAN
     The Board of Directors of Advantica and the Compensation and Incentives Committee, on January 28, 1998, adopted the Advantica Restaurant Group Director Stock Option Plan (the "Director Plan") subject to the approval of Advantica stockholders. The Director Plan is intended to provide one form of compensation to the outside directors of Advantica (i.e. those members of the Board of Directors who are not employees of the Company). See -- Executive
Compensation -- Compensation of Directors, for further information regarding Advantica Director Compensation.
     Under the Director Plan, the Committee, in its absolute discretion, has the authority to grant non-qualified options to purchase up to 200,000 shares of Common Stock. The other material features of the Director Plan and the federal income tax consequences of participation therein are the same as those related to non-qualified stock options granted under the Officer Plan. For a complete description of such material features and federal income tax consequences see Approval of the Advantica Restaurant Group Officer Stock Option Plan.
                                       9

                               NEW PLAN BENEFITS
             ADVANTICA RESTAURANT GROUP DIRECTOR STOCK OPTION PLAN

NAME AND POSITION                                                                        DOLLAR VALUE ($)(1)    NUMBER OF UNITS
--------------------------------------------------------------------------------------   -------------------    ---------------
James B. Adamson
  Chairman, Chief Executive Officer and President of Advantica........................               --                  --
Craig S. Bushey
  Executive Vice President of Advantica and President, Coco's/Carrows
    Division..........................................................................               --                  --
C. Robert Campbell
  Former Executive Vice President and Chief Financial Officer of Advantica............               --                  --
Edna K. Morris
  Executive Vice President of Advantica and President, Quincy's Division..............               --                  --
John A. Romandetti
  Executive Vice President of Advantica and President, Denny's Division...............               --                  --
All current executive officers as a group.............................................               --                  --
All current non-executive officer directors as a group................................               --              18,000
All current non-executive officer employees as a group................................               --                  --

---------------
(1) All options granted under the Director Plan in 1998 have an exercise price of $10.00 per share and have a ten-year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of April 20, 1998 the Common Stock had a closing price of $9.00 per share.
                             EXECUTIVE COMPENSATION
COMPENSATION AND INCENTIVES COMMITTEE REPORT
     The following is an explanation of the Company's executive officer compensation program as in effect for 1997.
     1997 EXECUTIVE OFFICER COMPENSATION PROGRAM
     The 1997 executive officer compensation program of Advantica had four primary components:
     (Bullet) Base salary established on the basis of (i) quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations.
     (Bullet) Short-term incentives under the Company's 1997 Incentive Program.
              Under this program as approved by the Compensation and Benefits Committee, executive officers (not including the Chief Executive Officer) were entitled to receive Target Awards of a percentage of their base salary depending on the group classification assigned to such participant. Depending on an individual participant's role and position with the Company and its various business concepts, up to 75% of such participant's potential award was to be determined based on the Company's and/or his or her concept's attaining various EBITDA performance levels. A participant was designated either a Corporate Participant or a Concept Participant. A Corporate Participant was entitled to receive 75% of his or her Target Award if the Company achieved its targeted EBITDA performance level. A Concept Participant was entitled to receive 50% of his or her Target Award if the Concept achieved its targeted EBITDA performance level and an additional 25% of the Target Award if the Company met its 1997 EBITDA target. At the discretion of the Compensation and Benefits Committee, participants could also receive amounts in excess of the target award if EBITDA targets were exceeded. The remaining 25% of a plan participant's potential award represented the Individual/Team Award. For this portion of a participant's Target Award, the Chief Executive Officer assigned each participant to a team, and "pooled" each team participant's remaining 25% of his/her Target Award to form "team pools." From the team pools, discretionary awards were to be made to team participants if certain team objectives had been achieved, in the sole discretion of the designated team leader in consultation with
                                       10
              the Chief Executive Officer, during the 1997 calendar year. Individual/Team awards to any single Team or Participant had no limit, except that the total of all such awards for all participants combined were not allowed to exceed 150% of the aggregate of the initial team pools.
     (Bullet) Retention incentives pursuant to letter agreements with each executive which were designed to help retain the Company's senior management team during the Company's financial restructuring. For a more detailed description of these incentives see "Executive Compensation -- Employment Agreements -- Other Employment Arrangements".
     (Bullet) Long-term incentives, which for 1997 consisted solely of stock options.
     Executive officers (including the Chief Executive Officer) were also eligible in 1997 to participate in various benefits plans similar to those provided to other employees of the Company. Such benefits plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.
     The Company's executive officer compensation program is designed with stockholder value as a primary concern. It focuses on Company performance (for 1997, EBITDA) that rewards the generation of funds to repay debt and/or invest internally and makes the Company stronger for stockholders. Through the stock option program, it also rewards officers and others based on stock price increases over time.
     The Company also recognizes that the short and long-term rewards available to the Company's leaders must be competitive in the marketplace in order to attract and retain the necessary talent. Thus, the Company regularly participates in numerous national, regional and local salary surveys to assess the competitiveness of its programs.
     In January 1998, the Committee reviewed the status of the 1997 Company Incentive Program and year-end operating results. In light of Company and Concept EBITDA results for the year, bonus payments were made to executive officers based on the predetermined Company and Concept EBITDA goals.
     With respect to Section 162(m) of the Code and the underlying IRS regulations, pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including its presentation of the Company's annual incentive compensation plans to the stockholders for prior approval. However, the Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.
     During 1997, each executive officer of the Company held stock options previously granted to them pursuant to the Company's stock option plan. The Committee, who pursuant to its terms administers such plan, allocated options to the Company's executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company's operating results (in relation to the Company's other optionees) in order to provide them significant long-term incentives to enhance stockholder value. The number of shares issuable upon such option exercises were deemed to be generally in line with target stock ownership levels based on the market analyses undertaken by the Company (in conjunction with executive officer compensation surveys referred to above).
     CHIEF EXECUTIVE OFFICER COMPENSATION
     Pursuant to his employment agreement with the Company, entered into as of January 25, 1995 and amended as of February 27, 1995 and as of December 31, 1996, Mr. Adamson received in 1997: (i) a base salary of $1,050,000, (ii) $100,000 which represented an annual bonus for calendar year 1996, and (iii) a retention bonus in the amount of $1,550,000.
     The above-referenced compensation paid to Mr. Adamson was based upon arm's-length contract negotiations between the Company and Mr. Adamson, with the Company taking into account in that regard factors such as Mr. Adamson's previous work experience, positions of responsibility and authority, his performance in these previous positions, and the competitive rate in the industry for such experience and responsibility.
                                       11

     COMPENSATION AND INCENTIVES COMMITTEE

Donald R. Shepherd, Chairman
Ronald E. Blaylock
Vera K. Farris
Elizabeth A. Sanders

COMPENSATION OF OFFICERS
     All compensation paid to the executive officers of Advantica for their services provided to the Company is paid by the Company. Set forth below is information for 1997, 1996 and 1995 with respect to compensation for services to the Company of the Company's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1997.
                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                     ANNUAL                 COMPENSATION AWARDS         ALL
                                                                COMPENSATION (1)           ---------------------       OTHER
                   NAME AND                               -----------------------------    SECURITIES UNDERLYING    COMPENSATION
              PRINCIPAL POSITION                  YEAR    SALARY($)(2)     BONUS($)(3)        OPTIONS (#)(4)         ($)(5)(6)
-----------------------------------------------   ----    -------------    ------------    ---------------------    ------------
James B. Adamson                                  1997     $ 1,047,243       $100,000                    --          $1,666,842
  Chairman, Chief Executive Officer and           1996         947,068             --               100,000             364,133
  President of Advantica                          1995         894,211             --               800,000           1,250,693
Craig S. Bushey                                   1997         320,992             --                    --              73,801
  Executive Vice President of Advantica and       1996         183,973(7)      40,000               200,000             213,678
  President, Coco's/Carrows Division              1995              --             --                    --                  --
C. Robert Campbell                                1997         333,906             --                    --              50,000
  Former Executive Vice President and Chief       1996         320,799         40,000               150,000              50,000
  Financial Officer of Advantica                  1995         214,300(7)          --               100,000             405,957
Edna K. Morris                                    1997         283,555             --                    --              50,000
  Executive Vice President of Advantica and       1996         238,352         40,000               150,000                  --
  President, Quincy's Division                    1995         217,073             --               100,000                  --
John A. Romandetti                                1997         355,149         10,122                    --              50,000
  Executive Vice President of Advantica and       1996         226,275        112,200               125,000              90,793
  President, Denny's Division                     1995           7,078(7)          --                75,000                  --

---------------
(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.
(2) The amounts in this column reflect certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.
(3) The amounts shown in this column reflect payments received in the respective year by the named executive officers under the Company's incentive programs.
(4) All the options listed in this column have been cancelled for no consideration to the holder under the terms of the Plan of Reorganization, which cancelled the Company's Old Common Stock and all underlying options as of the Effective Date. Excluding Mr. Adamson, amounts shown for 1996 for each named executive officer reflect the 1996 option repricing which for the purposes of this table is shown for 1996 as a grant of an option to purchase a number of shares of the Old Common Stock corresponding to the number of such Old Common Stock shares underlying all of the outstanding options granted to the named executive officer under the Company's stock option plan as of the date of such repricing.
(5) The amounts shown for 1995, 1996 and 1997 for Mr. Adamson include Company paid life insurance premium payments of $8,440, $16,880 and $16,880, respectively. Mr. Adamson's 1997 amount also reflects a retention bonus payment in the amount of $1,550,000 as well as Company-paid travel expenses of $37,004 for Mr. Adamson's spouse to accompany him on certain business travel in 1997, reimbursements of certain incurred legal, personal tax and financial planning expenses totaling $14,927 and certain tax payments in the amount of $48,032. The 1996 amount for Mr. Adamson also reflects tax payments in the amount of $16,920 as well as additional compensation and/or reimbursement paid ($330,333) in connection with the renegotiation and amendment of Mr. Adamson's employment agreement related to the extension of his employment term. The remaining amount for 1995 for Mr. Adamson reflects additional compensation and/or expense reimbursement paid to Mr. Adamson at or near the time of, or otherwise arising in connection with, his initial employment with the Company. For additional information see "Executive Compensation -- Employment Agreements -- Adamson Employment Agreement".
                                       12

(6) Excluding Mr. Adamson, the 1997 amounts shown for each named executive officer include retention bonus payments in the amount of $50,000. The remaining amounts shown for Messrs. Bushey, Campbell and Romandetti consist of additional compensation and/or expense reimbursement paid to the respective named executive officers at or near the time of, or otherwise arising in connection with, their initial employment with the Company.
(7) Reflects base salary paid for only the portion of the year in which the named executive officer was employed by the Company.
STOCK OPTIONS
     There were no stock options granted to the named executive officers under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan") during the fiscal year ended December 31, 1997. The following table sets forth information with respect to the 1997 year-end values of unexercised options, all of which were granted by the Company pursuant to the 1989 Option Plan, held by each of the persons named in the Summary Compensation Table above:
                    AGGREGATED OPTION EXERCISES IN 1997 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING       UNEXERCISED IN-
                                                                UNEXERCISED      THE-MONEY OPTIONS
                                                                 OPTIONS AT          AT FISCAL
                                                                   FISCAL             YEAR-END
                                                                YEAR-END (#)            ($)
                                                              ----------------   ------------------
                                                                EXERCISABLE/        EXERCISABLE/
NAME                                                           UNEXERCISABLE       UNEXERCISABLE
-----------------------------------------------------------   ----------------   ------------------
James B. Adamson...........................................   340,000/560,000         -- / --
Craig S. Bushey............................................    20,000/80,000          -- / --
C. Robert Campbell.........................................    55,000/70,000          -- / --
Edna K. Morris.............................................    45,000/80,000          -- / --
John A. Romandetti.........................................    35,000/65,000          -- / --
                                                              ----------------   ------------------

     No options held by the foregoing named executive officers were exercised in 1997.
     All options granted under the 1989 Option Plan were cancelled for no consideration to the holder under the terms of the Plan of Reorganization, effective January 7, 1998.
RETIREMENT PLANS
     A tax qualified defined benefit retirement plan is maintained by Advantica and certain other Advantica subsidiaries. Such plan is described below.
     The following table shows the estimated annual benefits for a single life annuity that could be payable under the Advantica Pension Plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.
                                       13

                       AVERAGE ANNUAL
                        RENUMERATION                                               YEARS OF SERVICE
                            OVER                               --------------------------------------------------------
                     A FIVE-YEAR PERIOD                           15          20          25          30          35
                   ----------------------                      --------    --------    --------    --------    --------
$  200,000..................................................   $ 42,802    $ 57,070    $ 71,337    $ 85,604    $ 99,872
   250,000..................................................     54,052      72,070      90,087     108,104     125,000
   300,000..................................................     65,302      87,070     108,837     130,604     150,000
   350,000..................................................     76,552     102,070     127,587     153,104     175,000
   400,000..................................................     87,802     117,070     146,337     175,604     200,000
   500,000..................................................    110,302     147,070     183,837     220,604     250,000
   600,000..................................................    132,802     177,070     221,337     265,604     300,000
   700,000..................................................    155,302     207,070     258,837     310,604     350,000
   800,000..................................................    177,802     237,070     296,337     355,604     400,000
   900,000..................................................    200,302     267,070     333,837     400,604     450,000
 1,000,000..................................................    222,802     297,070     371,337     445,604     500,000
 1,200,000..................................................    267,802     357,070     446,337     535,604     600,000
 1,400,000..................................................    312,802     417,070     521,337     625,604     700,000
 1,600,000..................................................    357,802     477,070     596,337     715,604     800,000

     The Advantica Pension Plan is noncontributory and generally covers all employees of Advantica and its subsidiaries (other than employees of the Denny's, El Pollo Loco, Coco's and Carrows concepts) who have attained the age of 21 and who have completed one thousand hours of service. There are two entry dates per year for new employees, January 1 and July 1. As a result of a plan amendment effective January 1, 1989, a participant's annual retirement benefit under the Advantica Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Advantica Pension Plan (not to exceed 35 years) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purposes of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any 1996 year-end bonus paid in 1997), excluding reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Advantica Pension Plan or any other benefit plan and imputed income resulting from the use of Company property or services). Except for limited purposes described in the plan, Compensation also includes any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a
Section 125 plan maintained by the employer. The funding of the Advantica Pension Plan is based on actuarial determinations.
     Ancillary to the Advantica Pension Plan is a nonqualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Advantica Pension Plan. Benefits payable under the ancillary plan are included in the table above.
     The maximum annual pension benefit payable under the Advantica Pension Plan for 1997 was $125,000 (or, if greater, the participant's 1982 accrued benefit).
     Except for the accrual of certain nonqualified benefits as described herein, the Compensation included under the Advantica Pension Plan (including the ancillary nonqualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 1997 for Messrs. Adamson, Bushey, Campbell and Romandetti and Ms. Morris was $1,050,000, $325,000, $338,004, $360,126 and
$285,000, respectively.
                                       14

     As of April 20, 1998, the estimated credited years of service under the Advantica Pension Plan for Messrs. Adamson, Bushey, Campbell and Romandetti and Ms. Morris at normal retirement age was 17, 1, 14, 19 and 23, respectively.
     The early retirement provisions of the Advantica Pension Plan were amended effective January 1, 1989 to provide an improved benefit for long service employees. Employees with age and service equaling or exceeding 85 and who are within five years of the Social Security retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from 12-year graduating vesting to five-year cliff vesting for the plan.
EMPLOYMENT AGREEMENTS
     ADAMSON EMPLOYMENT AGREEMENT
     Mr. Adamson and Advantica entered into an employment agreement (as amended on February 27, 1995, December 31, 1996 and amended and restated as of January 7, 1998, the "Adamson Employment Agreement") which took effect on January 23, 1995 and which provides that Advantica will employ Mr. Adamson as Chief Executive Officer and President of Advantica until his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined). Pursuant to the Adamson Employment Agreement, Mr. Adamson was appointed the Chairman of the Board of Directors of Advantica and the Board shall continue to nominate Mr. Adamson as a director of the Company during his employment term. The Adamson Employment Agreement prohibits Mr. Adamson from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Adamson Employment Agreement further prohibits Mr. Adamson from using or disclosing certain "confidential"or "proprietary" information for purposes other than carrying out his duties with the Company.
     Under the Adamson Employment Agreement, Mr. Adamson is entitled to receive
(i) an annual base salary in the amount of $1,100,000 for the calendar year ending December 31, 1998 (for each calendar year thereafter during Mr. Adamson's term of employment, such base salary shall be determined by the Board but shall not be less than $1,100,000, unless the Company implements a broad scale salary reduction initiative), (ii) an annual performance bonus at an annual rate up to 200% of his base salary (targeted to equal 75% of his base salary) if the Company and Mr. Adamson achieve budgeted financial and other performance targets to be established by the Committee, (iii) a grant (as soon as practical after January 7, 1998) of an option (the "Adamson Option"), under the Company's newly adopted stock option plan, to purchase 500,000 shares of the Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant (30% of such option grant will be exercisable immediately upon shareholder approval of the Officer Plan with the remaining portion of the option becoming exercisable at rate of 20% per year for the first and second anniversary dates of the option grant and 15% per year for the third and fourth anniversary dates, provided, that such options shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not the surviving corporation or where holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock), (iv) as soon as practical after January 7, 1998, a number of shares of Common Stock with an aggregate value (based upon a fair market value of $10 per share) most nearly equal to $2,000,000, (v) on the date of grant of the Common Stock referenced in (iv) above, a cash payment equal to $1,750,000 which payment is intended to assist Mr. Adamson in the payment of federal, state and local income taxes associated with the above referenced receipt of Common Stock, and (vi) life insurance coverage maintained by the Company with death benefits of at least $3,250,000 in the aggregate. The Adamson Employment Agreement also entitles Mr. Adamson to certain other privileges and benefits, including participation in all of the Company's benefit plans generally applicable to the Company's executive officers.
                                       15

     In the event of Mr. Adamson's termination of employment during the term of the Adamson Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Adamson's surviving spouse is entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Adamson is entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (iii) if by the Company other than for "cause," Mr. Adamson is, in general, entitled to (a) a lump sum in an amount equal to two years' base salary, (b) 200% of his targeted annual bonus, (c) the immediate vesting of 100% of the Adamson Option to be exercisable as of the date of termination, and (d) continuation of certain benefits and other contract rights. Furthermore, in the event of termination for "cause" or voluntary termination, the Company shall pay Mr. Adamson generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.
     OTHER EMPLOYMENT ARRANGEMENTS
     During 1996, Messrs. Bushey, Campbell and Romandetti and Ms. Morris were each party to employment arrangements with the Company providing for specified base salaries, subject to annual adjustment by the Committee, an annual performance bonus and options to purchase Common Stock of the Company. These agreements also contained provisions for the payment of certain additional compensation to each of the named executive officers at or near the time of their initial employment. See the Summary Compensation Table above. Additionally, these agreements contained termination provisions for the payment of severance benefits (generally equal to two years' annual base salary) upon termination of employment under certain circumstances. In January 1997, these agreements were amended further to provide: (1) retention bonuses at June 30 in amounts of $50,000 and at December 31 in amounts of $100,000, $125,000 and $175,000 for years 1997, 1998 and 1999, respectively, provided the named executive officers remain employed with the Company as of such dates; (2) a change of control benefit entitling the named executive to tender his resignation, at any time during the first six months after a change of control and receive within five (5) business days, subject to certain provisions pertaining to Section 280G of the Code, (a) 200% of the executive's base salary,
(b) 200% of the executive's target performance bonus under the Company's Incentive Plan, and (c) 167% of the Company's actual subsidy for the executive's (and his family members') medical coverage for an 18 month period following such resignation; (3) for the payment of the above referenced severance benefit within five (5) business days following any such termination; and (4) that such payment obligations of the Company with respect to the above referenced retention bonus, change of control and severance payment benefits shall be guaranteed by certain subsidiaries of the Company.
     By letter agreements dated December 3, 1997, these agreements were replaced in their entireties except for the change of control and severance provisions contained in the prior agreements (as discussed above) which were not revoked, rescinded or cancelled unless and until a stock option agreement (offered under the new management stock option program and providing for an option to purchase 100,000 shares over a ten-year period with an exercise price at the fair market value of the stock on the date of such grant) had been executed by the named executive. Additionally the new letter agreements contained identical retention bonus provisions as the January 1997 agreements and provided for the payment of severance benefits (in a single lump amount within 5 days following termination) equal to two times the named executives current base pay (but not less than $450,000) plus an amount equal to actual benefit credits for an eighteen-month period as well as accrued unused vacation time. Such payment shall be guaranteed by certain subsidiaries of the Company. The new letter agreements further provide that (i) the stock options referenced immediately above shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not the surviving corporation or where holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock, and (ii) in the event the named executive officers are terminated during a calendar year for which an annual bonus is paid by the Company, the annual bonus to which the named Executive would have otherwise been entitled shall be prorated and included as a part of his/her severance payment, provided the named executive was employed for at least six (6) months during that year.
                                       16

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Paul E. Raether and Michael T. Tokarz, former directors, served on the Company's Compensation and Benefits Committee during 1997. Messrs. Tokarz and Raether also served as officers of certain subsidiaries of the Company. Messrs. Raether and Tokarz are general partners of Kohlberg, Kravis, Roberts & Co. ("KKR"). In 1997, KKR earned an annual financial advisory fee of $1,250,000, of which approximately $500,000 was paid in 1997 with the remaining amount being paid in 1998.
COMPENSATION OF DIRECTORS
     Directors of the Company other than Mr. Adamson receive the following compensation: (i) a $20,000 annual cash retainer (paid in $5,000 installments on a quarterly basis), (ii) a $10,000 annual restricted stock retainer (paid on a quarterly basis with a requirement that the restricted stock be held until the director resigns or retires from the board), (iii) a $1,000 cash payment for each "face-to-face" (non-telephonic) board or board committee meeting attended, and (iv) an annual stock option grant with an exercise price (based upon the Common Stock's fair market value on the date of grant) equal in value to $20,000. Such options will have a term of 10 years and become exercisable at a rate of 25% per annum for four consecutive years beginning on the first anniversary of the date of grant.
STOCKHOLDER RETURN PERFORMANCE GRAPH
     Pursuant to the Plan of Reorganization on the Effective Date, all of the common stock of the Company existing as of the Effective Date was cancelled, extinguished and retired. On the Effective Date, the Company changed its name to Advantica and issued the Common Stock, which has been registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result of the Common Stock not being issued until after the end of Advantica's last completed fiscal year, the Company is unable to provide a line graph comparing the yearly percentage change in total stockholder return on the Common Stock for any part of the past five fiscal year periods.
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.
                              CERTAIN TRANSACTIONS
     For information concerning certain transactions in which KKR (and their affiliates) have an interest, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."
                                 OTHER MATTERS
     In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
                                   FORM 10-K
     A copy of the Company's Form 10-K as filed with the Securities and Exchange Commission is available, without charge, upon written request directed to Larry Gosnell, Director of Investor Relations, at the corporate address.
                                       17

                                  (ADVANTICA
                                        restaurant group logo)



                            Notice of Annual Meeting
                                      and
                                Proxy Statement



                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                   TO BE HELD
                                 JUNE 18, 1998

                        ADVANTICA RESTAURANT GROUP, INC.
P R O X Y
                  203 EAST MAIN STREET, SPARTANBURG, SC 29319
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders and as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Advantica Restaurant Group, Inc., (the "Company") held of record by the undersigned on April 20, 1998 at the Annual Meeting of Stockholders to be held on June 18, 1998 or any adjournment thereof.


 1.  ELECTION OF DIRECTORS
     Nominees: James B. Adamson, Robert H. Allen, Ronald E. Blaylock, Vera King Farris, James J. Gaffney, Irwin N. Gold, Robert E. Marks, Charles F. Moran, Elizabeth A. Sanders and Donald R. Shepherd (Mark only one of the following boxes.)
     [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

    ----------------------------------------------------------------------------
     [ ] VOTE WITHHELD as to all nominees
2.  SELECTION OF AUDITORS
    To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 30, 1998.
    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
3.  APPROVAL OF 1998 INCENTIVE COMPENSATION
    To approve 1998 incentive compensation for the Company's employees.
    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
4.  APPROVAL OF THE ADVANTICA RESTAURANT GROUP OFFICER STOCK OPTION PLAN.
    To approve the stock option plan for the officers of the Company.
    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

5.  APPROVAL OF THE ADVANTICA RESTAURANT GROUP DIRECTOR STOCK OPTION PLAN.
    To approve the stock option plan for the directors of the Company.
    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.
    Please sign exactly as name appears below. When shares are held by joint
tenants, both should sign.                 DATED:_________________________, 1998

                                           -------------------------------------
                                                         SIGNATURE

                                           -------------------------------------
                                                SIGNATURE, IF HELD JOINTLY
                                           WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                           PLEASE GIVE FULL TITLE AS SUCH. IF A
                                           CORPORATION, PLEASE SIGN IN FULL
                                           CORPORATE NAME BY PRESIDENT OR OTHER
                                           AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                           PLEASE SIGN IN PARTNERSHIP NAME BY
                                           AUTHORIZED PERSON.

                                (ADVANTICA logo)

                         ANNUAL MEETING OF STOCKHOLDERS

                            June 18, 1998 9:00 a.m.

                              The St. Regis Hotel
                         Two East 55th at Fifth Avenue
                            New York, New York 10022

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage pre-paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Annual Meeting on June 18, 1998.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --


I plan to attend the Annual Meeting of Stockholders of Advantica
Restaurant Group on June 18, 1998.

               --------------------------------------------------
               SIGNATURE

               --------------------------------------------------
               PLEASE PRINT/TYPE FULL NAME

               ADDRESS:

               --------------------------------------------------

               --------------------------------------------------

                                                                  --------------
                                                                     NO POSTAGE
           ------------------------------------------                NECESSARY
                      BUSINESS REPLY MAIL                            IF MAILED
                                                                       IN THE
           FIRST CLASS PERMIT NO. 82 SPARTANBURG, SC               UNITED STATES
           ------------------------------------------             --------------
POSTAGE WILL BE PAID BY ADDRESSEE


ADVANTICA RESTAURANT GROUP
ATTN: CORPORATE SECRETARY
203 EAST MAIN STREET
SPARTANBURG SC 29319-9725